Exhibit 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO, INC. ANNOUNCES COMPLETION OF SPINOFF OF NOW

INC.; RESIGNATION OF MERRILL A. “PETE” MILLER, JR. AND ELECTION OF CLAY C. WILLIAMS

HOUSTON, TX, MAY 30, 2014 — National Oilwell Varco, Inc. (NYSE: NOV) today announced that it has completed the spinoff to its stockholders of its distribution business as an independent public company, NOW Inc. (“NOW”).

“This action demonstrates National Oilwell Varco’s commitment to provide long-term value to our stockholders,” said the Company’s Chairman and CEO Clay C. Williams. “With its strong management team in place, NOW is well-positioned to be a successful independent company.”

NOW common stock will begin regular-way trading on the New York Stock Exchange under the ticker symbol “DNOW” on June 2, 2014.

NOV also announced today that Merrill A. “Pete” Miller, Jr. has stepped down as the Company’s Executive Chairman in order to become the Executive Chairman of NOW Inc. Clay C. Williams has been appointed Chairman of the Company’s Board of Directors effective immediately. Mr. Williams has served as a member of the Company’s Board of Directors since November 2013 and as the Company’s President and Chief Executive Officer since February 2014.

Clay C. Williams remarked, “I would like to personally thank Pete for his many years of extraordinary service and dedication to National Oilwell Varco. Pete has provided this company and its employees over 12 years of exceptional leadership and has, during that time, overseen almost unprecedented corporate growth. We will all miss Pete and we wish him and his family the absolute best.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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